UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Medical Alarm Concepts Holding, Inc.
(Exact Name of Small Business Issuer in its Charter)

Nevada
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

Medical Alarm Concepts Holding, Inc.
5215-C Militia Hill Road
Plymouth Meeting, PA 19462
1 (877) 639-2929
(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

 Empire Stock Transfer, Inc.
2470 Saint Rose Parkway, Suite 304
Henderson, NV 89074
(702) 988-1242
 (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
ANSLOW & JACLIN, LLP
ERIC M. STEIN, ESQ.
195 Route 9 South, Suite 204
Manalapan, NJ 07726
TELEPHONE NO.: (732) 409-1212
FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large Accelerated Filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, par value $0.0001	15,259,400	$0.25	$3,814,850	$149.92

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price shares were sold to our shareholders in a private placement memorandum. The price of $0.25 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED SEPTEMBER __, 2008

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

ITEM 3.  Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Consolidated Financial Statements, before making an investment decision .

About Our Company

Medical Alarm Concepts Holding, Inc. (“Medical Alarms” or the “Company”) is a Nevada Corporation, founded on June 4, 2008. On June 24, 2008, we acquired Medical Alarm Concepts, LLC, a Pennsylvania limited liability corporation, via Share Exchange. Medical Alarm Concepts, LLC became our wholly owned subsidiary. We were organized for the purpose of providing 24-hour personal response monitoring services to the general public. We operate in Pennsylvania and plan to extend our market throughout the United States. Our product is a handheld device with a remote access feature that allows users to call for help when they are in trouble. This product is geared towards elderly people and people with health related problems that are mobile and want the ability to move from location to location but need the constant monitoring of health professionals.

Medical Alarm Concepts has taken the proven PERS system and upgraded it  with a new state-of-the-art technology. We are introducing the FIRST 2-way voice  speakerphone pendant. No other PERS system on the market today offers two-way voice communication directly through the pendant. In an emergency, the current systems  requires the user to be NEAR the base station in order to communicate with the monitoring center. This leaves the user confined to a one-room radius of the base station at all times. Our system enables the user to communicate directly through their wearable pendant, leaving them free to move anywhere in and around the home.

Where You Can Find Us

Our principal executive offices are located at 5215-C Militia Hill Road, Plymouth Meeting 19462 and our telephone number is
1 (877) 639-2929.

Terms of our Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock they purchased from the Company via our private placement that concluded on July 14, 2008. The offering was for a maximum of 400,000 shares at $0.25 per share for an aggregate offering price of $100,000. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $0.25 was determined by the price shares were sold to our shareholders in a private placement memorandum and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception (June 4, 2008) through June 30, 2008 are derived from our audited financial statements.

15,259,400 SHARES OF
MEDICAL ALARM CONCEPTS HOLDING, INC.
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange. The 15,259,400 shares of our common stock can be sold by selling security holders at a fixed price of $0.25 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with The Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENTS.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is:  September __, 2008

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and not to the selling stockholders.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in Nevada in June 2008. We have no significant financial resources and no revenues to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

WE WILL REQUIRE FINANCING TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN SUCH FINANCING COULD PROHIBIT US FROM EXECUTING OUR BUSINESS PLAN AND CAUSE US TO SLOW DOWN OUR EXPANSION OF OPERATIONS.

We will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant. Moreover, in addition to monies needed to continue operations over the next twelve months, we anticipate requiring additional funds in order to execute our plan of operations. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable.

If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has never generated any revenue. If we cannot obtain sufficient funding, we may have to delay the implementation of our business strategy.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF HOWARD TEICHER AND RONNIE ADAMS. WITHOUT THEIR CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Howard Teicher and Ronnie Adams. We currently do not have employment agreements with Mr. Teicher or Mr. Adams. The loss of their services could have a material adverse effect on our business, financial condition or results of operation.

THE OFFERING PRICE OF THE SHARES WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.25 for the shares of common stock was arbitrarily determined. We did not consider our financial condition and prospects, our limited operating history or the general condition of the securities market when we arbitrarily determined our offering price. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

Item 4.  Use of Proceeds.

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Item 5. Determination of Offering Price

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in our private placement which was completed in July 2008 pursuant to an exemption under Rule 506 of Regulation D.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

Item 6. Dilution.

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

Item 7. Selling Security Holders.

The shares being offered for resale by the selling stockholders consist of the 15,000,000 shares of our common stock held by 19 shareholders of our common stock which we sold in our Regulation D Rule 506 offering completed in June 2008 for a price of $0.05 per share, 234,400 shares which we sold to 45 shareholders in a subsequent private placement exempt from registration under Rule 506 of Regulation D at a purchase price of $0.25 per share, and 25,000 shares issued to Anslow & Jaclin, LLP as compensation for legal services.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of August 25, 2008 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of common stock owned prior to offering	Shares of common stock to be sold	Shares of common stock owned after offering	Percent of common stock owned after offering
MLF Group, LLC	2,225,000	2,225,000	0	0%
Rhone International Consulting, LLC	2,225,000	2,225,000	0	0%
Melechdavid, Inc.	1,687,500	1,687,500	0	0%
Brian Carp	50,000	50,000	0	0%
Charlene Khaghan	50,000	50,000	0	0%
Jeff and Amy Cohan	100,000	100,000	0	0%
Adam Cohan	25,000	25,000	0	0%
Jason Cohan	25,000	25,000	0	0%
Aaron Mckie	50,000	50,000	0	0%
Andrew Morgenstern	100,400	100,400	0	0%
Andrea Groussman	50,000	50,000	0	0%
Ashley Groussman	50,000	50,000	0	0%
GRQ Consultants	2,162,500	2,162,500	0	0%
Jonathan Honig	501,000	501,000	0	0%
Vladimir Slavutsky	100,000	100,000	0	0%
Jayco Consulting, Ltd.	1,500,000	1,500,000	0	0%
Borden and Goddard	1,500,000	1,500,000	0	0%
Concept Capital Venture Fund, LLC	1,300,000	1,300,000	0	0%
NM Capital Corporation	1,300,000	1,300,000	0	0%
Fanny Ralbag	400	400	0	0%
Rina Hartstein	800	800	0	0%
Marina Ventures, LLC	800	800	0	0%
Moishe Hartstein	800	800	0	0%
Aryeh Ralbag	400	400	0	0%
Gavriel Ralbag	600	600	0	0%
Gregg J. Wallace	400	400	0	0%
Nicholas Manteris	2,000	2,000	0	0%
Craig M. Colton II	2,000	2,000	0	0%
Jon Zimmer	2,000	2,000	0	0%
Huongly T. Nguyen	2,000	2,000	0	0%
Nina M. Grady	2,000	2,000	0	0%
Arlene Ortez	2,000	2,000	0	0%
Adam Daskivich	2,000	2,000	0	0%
Theory Capital Corporation	2,000	2,000	0	0%
David T. Murtha	2,000	2,000	0	0%
Kelly A. Longchamps	2,000	2,000	0	0%
Moshe Labi	10,000	10,000	0	0%
Victor Labi	10,000	10,000	0	0%
Evelia Butt	10,000	10,000	0	0%
Maurice Ades	10,000	10,000	0	0%
Gina Eydelman	10,000	10,000	0	0%
James Leonard 4 Inc.	10,000	10,000	0	0%
James Leonard Opticians, Inc.	10,000	10,000	0	0%
Edward Stoppelmann	10,000	10,000	0	0%
Yelena Furman	10,000	10,000	0	0%
Dana Mikitchuk	10,000	10,000	0	0%
Maya Furman	10,000	10,000	0	0%
David Furman	10,000	10,000	0	0%
Tatiana Mikitchuk	10,000	10,000	0	0%
Ross Furman	10,000	10,000	0	0%
Olga M. Tawil	4,000	4,000	0	0%
Yury Dubrovsky	10,000	10,000	0	0%
Marc M. Radin	10,000	10,000	0	0%
Barry Hersh	400	400	0	0%
Phyllis Dupler	10,000	10,000	0	0%
Franklin Loria	10,000	10,000	0	0%
Noah Feinberg	400	400	0	0%
Richard J. Fatzinger	10,000	10,000	0	0%
Rosario Cannone, Sr.	10,000	10,000	0	0%
Cynthia Low	1,000	1,000	0	0%
Ronald Low	1,000	1,000	0	0%
Rachel Low	1,000	1,000	0	0%
Elizabeth Honig	1,000	1,000	0	0%
Richard Anslow	11,000	11,000	0	0%
Gregg Jaclin	10,000	10,000	0	0%
Eric Stein	4,000	4,000	0	0%

 Except as listed below, to our knowledge, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-	are broker-dealers or affiliated with broker-dealers.

Item 8. Plan of Distribution.

The selling security holders may sell some or all of their shares at a fixed price of $0.25 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over the Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.25 until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

O	ordinary brokers transactions, which may include long or short sales,
O	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
O	through direct sales to purchasers or sales effected through agents,
O	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
O	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $25,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

Item 9. Description of Securities to be Registered.

General

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.0001 par value per share and 50,000,000 shares of preferred stock, par value $0.0001 per share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

We are authorized to issue 100,000,000 shares of common stock, $0.0001 par value per share.  Currently we have 45,259,400 shares of common stock issued and outstanding.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this private placement are fully paid and non-assessable.  We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities.  All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

We are authorized to issue 50,000,000 shares of preferred stock, $0.0001 par value per share.  Currently, we have 30,000,000 preferred shares issued and outstanding. The preferred shares do not have voting rights. Our preferred shares convert to common stock at a rate of 1 share of common stock for every preferred share issued, however, the preferred shares cannot be converted if conversion would cause the holder to own more than 5% of the issued and outstanding common stock.

Dividends

We have not paid any cash dividends to shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding.

Item 10. Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Li & Company, PC to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Item 11. Information with Respect to the Registrant.

Organization Within Last Five Years

We were incorporated in June 2008 in the State of Nevada.  In June 2008, we issued 30,000,000 founders shares at par value of $0.0001 in consideration for services provided in establishing the corporation. In June 2008 we completed an offering pursuant to Section 4(2) where we sold 15,000,000 shares at $0.05 per share to 15 entities. On June 24, 2008, we acquired via Share Exchange Agreement, Medical Alarm Concepts, LLC, a Pennsylvania limited liability corporation. In July 2007, we closed a subsequent private placement in which we sold 234,400 common shares at $0.25 per share pursuant to Rule 506 of Regulation D.

DESCRIPTION OF BUSINESS

General

We were formed in June 2008 and on June 24, 2008 we acquired 100% of the membership interests in Medical Alarm Concepts, LLC, a Delaware limited liability corporation. Our plan is to provide 24-hour personal response monitoring services and related products to subscribers with medical or age-related conditions. Our product is a home communicator that connects directly to a telephone line via remote access. Our product is a medical pendent that, when activated, sends an automated digital telephone signal to a monitoring facility where a highly trained professional responds to the alert and provides the proper assistance.

Marketing

The obvious and most common use for medical alarms is as a safeguard for the elderly. While very few things can prevent falls by elderly persons, medical alarms mitigate the potential harm done if there is not a timely response to such an accident. Medical alarms are more convenient and safer than the telephone. The user wears them on their wrist, around their neck, or on their belt so that it is always accessible and easy to reach.

Marketing efforts will include advertising in print media, on the radio, and on television. Interested parties will be invited to (1) inquire about Medical Alarms through our website at www.medicalalarmconcepts.com; (2) call our 24/7 toll free telephone number; or (3) write in for information. We will offer information brochures outlining our services or fees.

Sales activity will be one-on-one personal contact with potential clients. Medical Alarms’ sales philosophy includes an in-depth discussion with our trained sales consultants to understand the potential customers desires and needs in order to recommend the appropriate plan and set-up with each individual to achieve the highest level of satisfaction in our product.

Medical Alarms will prepare a sales contract specifying dates, times, services, limits of liability, and other appropriate information to be signed and returned by the customer along with full payment in advance.

Competition

Philips Medical Systems

Philips Medical Systems, a growing leader in the growing medical device and diagnostic industry, is committed to providing innovative technology and services that enable health care providers to achieve clinical excellence. Philips is positioned to deliver solutions with unique clinical solutions with unique clinical benefits and meet health care’s challenges toady and in the future and is firmly established as a worldwide leader in most of its markets, including X-ray, ultrasound, nuclear medicine patient monitoring and automated external defibrillator devices. Its extensive portfolio includes patient monitoring and ultrasound systems, diagnostic cardiology devices, resuscitation products, X-ray, magnetic resonance, and computed tomography products, nuclear medicine and PET, integrated Cath Lab solutions, information management, and healthcare informatics.

The division is represented in more than 60 countries and employs over 20,000 people. All products are backed by Philips’ worldwide network of research and development, and sales and service organizations. Philips recent acquisition of Lifeline Medical Alarm has positioned it as the largest PERS provider with over 700,000 monitored accounts.

Life Alert Emergency Response, Inc.

Life Alert provides medical emergency response when seniors experience life-threatening events. Life Alert is the only company endorsed by Dr. C. Everett Koop, MD, former US Surgeon General. Life Alert appears on TV and in AARP magazine.

Since 1987, Life Alert has been in the business of providing emergency response services to the elderly and handicapped on a 24-hour, 7 days a week basis. Life Alert strives to provide the highest quality of services to its consumers.

DESCRIPTION OF PROPERTY

Our business office is located at 5215-C Militia Hill Road, Plymouth Meeting, PA 19462.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares of common stock will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 82 shareholders of our common stock.

Rule 144 Shares

As of August 25, 2008 there are no shares of our common stock which are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After August 25, 2009, all of the shares of our common stock held by the 60 shareholders who purchased their shares in the Regulation D 506 offering by us will become available for resale to the public. Sales under Rule 144 are subject availability of current public information about the company.

Stock Option Grants

To date, we have not granted any stock options.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E , Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at  http://www.sec.gov.

MEDICAL ALARM CONCEPTS HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

June 30, 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Medical Alarm Concepts Holdings, Inc.
(A development stage company)
Brookhaven, Pennsylvania

We have audited the accompanying consolidated balance sheet of Medical Alarm Concepts Holdings, Inc. (a development stage company) (the “Company”) as of June 30, 2008 and the related consolidated statement of operations, stockholders’ equity and cash flows for the period from June 4, 2008 (inception) through June 30, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2008 and the results of its operations and its cash flows for the period from June 4, 2008 (inception) through June 30, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company had a deficit accumulated during the development stage and had a net loss for the period from June 4, 2008 (inception) through June 30, 2008 with no revenues since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Li & Company, PC
Li & Company, PC

Skillman, New Jersey
August 14, 2008

MEDICAL ALARM CONCEPTS HOLDINGS, INC.

(A development stage company)
Consolidated Balance Sheet
June 30, 2008

ASSETS
CURRENT ASSETS:

Cash	$734,157

Security Deposit	5,000

TOTAL ASSETS	$739,157

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:

Accounts payable	$5,211
Accrued expenses	7,500
Total Current Liabilities	$12,711

STOCKHOLDERS’ EQUITY:
Common stock at $0.0001 par value; 100,000,000 shares authorized; 45,185,800 shares issued and outstanding	4,519
Additional paid-in capital	777,431
Deficit accumulated during the development stage	(55,504)
Total Stockholders’ Equity	726,446

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$739,157

See accompanying notes to the consolidated financial statements.

MEDICAL ALARM CONCEPTS HOLDINGS, INC.

(A development stage company)
Consolidated Statement of Operations
For the Period from June 4, 2008 (Inception) through June 30, 2008

Revenue	$-

Operating expenses
Professional fees	19,094
Compensation	13,206
General and administrative	23,204

Total operating expenses	55,504

Loss before income taxes	(55,504)

Income tax provision	-

Net loss	$(55,504)

Net loss per common share – basic and diluted	$(0.00)
Weighted average number of common shares outstanding – basic and diluted	38,554,963

See accompanying notes to the consolidated financial statements.

MEDICAL ALARM CONCEPTS HOLDINGS, INC.
(A development stage company)
Consolidated Statement of Stockholders’ Equity
For the Period from June 4, 2008 (Inception) through June 30, 2008

		Common
	Membership Units	Shares	Amount	Additional Paid-in Capital	Deficit Accumulated During Development Stage	Total Stockholders’ Equity
June 4, 2007 (Inception)	30	-	$-	$-	$-	$-

Common stock issued in exchange for membership units on June 24, 2008	(30)	30,000,000	3,000	(3,000)		-

Shares issued at $0.05 on June 4, 2008 (net of costs of $13,500)		15,000,000	1,500	735,000		736,500

Shares issued at $0.25 on June 12, 2008		156,800	16	39,184		39,200

Common stock issued for services		25,000	3	6,247		6,250

Net loss					(55,504)	(55,504)

Balance, June 30, 2008	-	45,181,800	$4,519	$777,431	$(55,504)	$726,446

See accompanying notes to the consolidated financial statements.

MEDICAL ALARM CONCEPTS HOLDINGS, INC.
(A development stage company)
Consolidated Statement of Cash Flows
For the Period from June 4, 2008 (Inception) through June 30, 2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(55,504)
Adjustments to reconcile net loss to net cash used in operating activities:
Common stock issued for services	6,250
Changes in assets and liabilities
Increase in accounts payable	5,211
Increase in accrued expenses	7,500
Net Cash Used in Operating Activities	(36,543)

CASH FLOWS FROM FINANCING ACTIVITIES:

Sale of common stock (net of costs of $13,500)	775,700
Net Cash Provided By Financing Activities	775,700

NET INCREASE IN CASH	739,157

CASH AT BEGINNING OF PERIOD	-
CASH AT END OF PERIOD	$739,157

MEDICAL ALARM CONCEPTS HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
Notes to the Consolidated Financial Statements
June 30, 2008

NOTE 1 - ORGANIZATION AND OPERATIONS

On June 4, 2008 Medical Alarm Concepts Holdings, Inc. ("Medical Holdings" or the “Company”) was incorporated under the laws of the State of Nevada. The Company was formed for the sole purpose of acquiring all of the membership units of Medical Alarm Concepts LLC.

On June 24, 2008, the Company merged with Medical Alarm Concepts LLC ("Medical LLC") a Pennsylvania Limited Liability Company. The members of Medical Alarm Concepts LLC received 30,000,000 shares of the Company's common stock or 100% of the outstanding shares in the merger. As of the date of the merger Medical LLC was inactive.

Medical Alarm Concepts Holdings, Inc. (“Medical Holdings” or the “Company”), a development stage company, was incorporated on June 4, 2008 under the laws of the State of Nevada. Initial operations have included organization and incorporation, target market identification, marketing plans, and capital formation. A substantial portion of the Company’s activities has involved developing a business plan and establishing contacts and visibility in the marketplace. The Company has not generated any revenues since inception. The Company plans to utilize new technology in the medical alarm industry to provide 24-hour personal response monitoring services and related products to subscribers with medical or age-related conditions.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development stage company

The Company is a development stage company as defined by Statement of Financial Accounting Standards No. 7“Accounting and Reporting by Development Stage Enterprises” (“SFAS No. 7”). The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Fair value of financial instruments

The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties.  The carrying amounts of financial assets and liabilities, such as cash and accrued expenses, approximate their fair values because of the short maturity of these instruments and market rates of interest.

Revenue recognition

The Company’s future revenues will be derived principally from utilizing new technology in the medical alarm industry to provide 24-hour personal response monitoring services and related products to subscribers with medical or age-related conditions. The Company follows the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin 101 “Revenue Recognition” (“SAB No. 101”), as amended by (“SAB No. 104”) for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned less estimated future doubtful accounts. The Company considers revenue realized or realizable and earned when it has persuasive evidence of an arrangement that the services have been rendered to the customer, the sales price is fixed or determinable, and collectability is reasonably assured.

Income taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes” (“SFAS No. 109”). Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

Net loss per common share

Net loss per common share is computed pursuant to Statement of Financial Accounting Standards No. 128 “Earnings Per Share” (“SFAS No. 128”). Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period. There were no potentially dilutive shares outstanding as of June 30, 2008.

Recently Issued Accounting Pronouncements

In June 2003, the Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”), as amended by SEC Release No. 33-8934 on June 26, 2008. Commencing with its annual report for the fiscal year ending December 31, 2009, the Company will be required to include a report of management on its internal control over financial reporting. The internal control report must include a statement of management’s responsibility for establishing and maintaining adequate internal control over its financial reporting;

of management’s assessment of the effectiveness of its internal control over financial reporting as of year end; and

of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting.

Furthermore, in the following fiscal year, it is required to file the auditor’s attestation report separately on the Company’s internal control over financial reporting on whether it believes that the Company has maintained, in all material respects, effective internal control over financial reporting.

On September 15, 2006, the FASB issued FASB Statement No. 157 “Fair Value Measurements” (“SFAS No. 157”).  SFAS No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements.  SFAS No. 157 is effective as of the beginning of the first fiscal year beginning after November 15, 2007.  The Company does not anticipate that the adoption of this statement will have a material effect on the Company’s financial condition and results of operations.

On February 15, 2007, the FASB issued FASB Statement No. 159“The Fair Value Option for Financial Assets and Financial Liabilities: Including an amendment of FASB Statement No. 115” (“SFAS No. 159”). SFAS No. 159 permits all entities to elect to measure many financial instruments and certain other items at fair value with changes in fair value reported in earnings. SFAS No. 159 is effective as of the beginning of the first fiscal year that begins after November 15, 2007, with earlier adoption permitted. The Company does not anticipate that the adoption of this statement will have a material effect on the Company’s financial condition and results of operations.

In June 2007, the Emerging Issues Task Force of the FASB issued EITF Issue No. 07-3 “Accounting for Nonrefundable Advance Payments for Goods or Services to be Used in Future Research and Development Activities” (“EITF Issue No. 07-3”) which is effective for fiscal years beginning after December 15, 2007.  EITF Issue No. 07-3 requires that nonrefundable advance payments for future research and development activities be deferred and capitalized.  Such amounts will be recognized as an expense as the goods are delivered or the related services are performed.  The Company does not expect the adoption of EITF Issue No. 07-3 to have a material impact on the financial results of the Company.

In December 2007, the FASB issued FASB Statement No. 141 (Revised 2007)“Business Combinations” (“SFAS No. 141(R)”), which requires the Company to record fair value estimates of contingent consideration and certain other potential liabilities during the original purchase price allocation, expense acquisition costs as incurred and does not permit certain restructuring activities previously allowed under Emerging Issues Task Force Issue No. 95-3 to be recorded as a component of purchase accounting.  SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented. The Company has not determined the effect that the adoption of SFAS No. 141(R) will have on the financial results of the Company.

In December 2007, the FASB issued FASB Statement No. 160“Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51” (“SFAS No. 160”), which causes noncontrolling interests in subsidiaries to be included in the equity section of the balance sheet.  SFAS No. 160 applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented. The Company has not determined the effect that the adoption of SFAS No. 160 will have on the financial results of the Company.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

NOTE 3 – DEVELOPMENT STAGE ACTIVITIES AND GOING CONCERN

The Company is currently in the development stage. The Company intends to utilize new technology in the medical alarm industry to provide 24-hour personal response monitoring services and related products to subscribers with medical or age-related conditions; however, the Company has not yet begun operations. Its activities as of June 30, 2008 have been organizational and developmental (pre-operational).

As reflected in the accompanying financial statements, the Company had a deficit accumulated during the development stage of $55,504 at June 30, 2008, and had a net loss of $55,504 for the period from June 4, 2008 (inception) through June 30, 2008.

The Company had a deficit accumulated during the development stage and had a net loss for the period from June 4, 2008 (inception) through June 30, 2008 with no revenues since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – STOCKHOLDERS’ EQUITY

Sale of common stock

On June 24, 2008 the Company issued 30,000,000 of its common stock at their par value of $0.0001 in exchange for all outstanding membership units of Medical Alarm Concepts, LLC held by the Company’s members.

For the period from June 6, 2008 through June 15, 2008, the Company sold 15,000,000 shares of its common stock at $0.05 per share for $750,000 to six (6) individuals.

On June 9, 2008, the Company issued 25,000 shares of its common stock at its fair market value of $0.25 per share or $6,250 to its attorneys, for services rendered.

For the period from June 23, 2008 through June 30, 2008, the Company sold 160,800 shares of its common stock at $0.25 per share for $40,200 to twenty-five (25) individuals.

NOTE 5 – INCOME TAXES

The Company was a limited liability company, until June 24, 2008 during which time the Company was treated as a partnership for Federal income tax purposes. Under subchapter K of the Internal Revenue Code, members of a limited liability company are taxed separately on their distributive share of the partnership’s income whether or not that income is actually distributed.

Since June 24, 2008, the Company accounts for income taxes under FASB Statement No. 109, Accounting for Income Taxes. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. At June 30, 2008, the Company had net operating loss carry-forwards of $55,504 that may be offset against future Federal taxable income through 2028. No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying consolidated financial statements because the Company believes that realization is not likely. Accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a valuation allowance.

All differences between operating results for financial reporting purposes and operating results for income tax purposes are de minimis.

NOTE 6 – SUBSEQUENT EVENTS

For the period from July 1, 2008 through July 11, 2008, the Company sold 58,600 shares of its common stock at $0.25 per share for $14,650 to 15 individuals.

On July 10, 2008, the Company entered into a patent assignment for a note of $2,500,000 plus simple interest of 6% commencing on September 1, 2008.

On July 18, 2008, the Company designated 50,000,000 shares as “Series A Preferred Stock.” On such date, the Series A Preferred Stock investors were issued 30,000,000 shares of preferred stock, having a stated value of $0.0001 per share.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operation

Medical Alarm Concepts has taken the  proven PERS system and upgraded it  with a new state-of-the-art technology. We are introducing the FIRST 2-way voice  speakerphone pendant. No other PERS system on the market today offers two-way voice communication directly through the pendant. In an emergency, the current systems  requires the user to be NEAR the base station in order to communicate with the monitoring center. This leaves the user confined to a one-room radius of the base station at all times. Our system enables the user to communicate directly through their wearable pendant, leaving them free to move anywhere in and around the home.

Our primary focus is in the sale of our medical devices. We intend to link, install and monitor the medical alarm systems to a pre-designated central station. Our home communicator connects to a telephone line and our medical pendent, when activated, sends an automated digital telephone signal to a monitoring facility. Within seconds a highly trained monitoring professional follows a proscribed response protocol to quickly assess the situation and provide an appropriate response. This may include calling the police, fire, or ambulance to respond to the situation, or calling family, friends, or neighbors.

In addition, we also have a retail division that allows individuals who prefer not to pay the monthly fee, to make a one-time purchase of the unit. The unit will connect them to a designated personal contact or simply to 911.

Results of Operations

For the period from inception through June 30, 2008, we had no revenue. Expenses for the period from inception to June 30, 2008 totaled $55,504 resulting in a Net loss of $55,504.

Capital Resources and Liquidity

As of June 30, 2008, we had $734,157 in cash.

We believe we can satisfy our cash requirements for the next twelve months with our current cash. However, if we are unable to satisfy our cash requirements we may be unable to proceed with our plan of operations.  We do not anticipate the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees. The foregoing represents our best estimate of our cash needs based on current planning and business conditions.  In the event we are not successful in reaching our initial revenue targets, additional funds may be required, and we may not be able to proceed with our business plan for the development and marketing of our core services. Should this occur, we will suspend or cease operations.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer’s and director’s and their respective ages as of August 25, 2008 are as follows:

NAME	AGE	POSITION

Howard Teicher	39	Chief Executive Officer, Chairman of the Board of Directors

Ronnie Adams	59	President, Chief Financial Officer, and Director

Paul Green	38	Vice President of Sales and Marketing

Jennifer Loria	37	Vice President of Corporate Development

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Howard Teicher

Mr. Teicher serves as our Chief Executive Officer, Chairman of the Board of Directors and the founder of Medical Alarm Concepts Holding, Inc. Mr. Teicher has been in the alarm industry for over 10 years and in the direct sales and marketing business for over 20 years. He owned and grew one of the largest home health air purification businesses in the United States. He is the recipient of top sales dealer of the year awards from such companies as Honeywell and General Electric.

Ronnie Adams

Ronnie Adam serves as our President, Chief Financial Officer, and Director. He has also served as President and Chief Financial Officer of a NASDAQ company that he started from inception and grew to over $60 million. Mr. Adams was the recipient of the prestigious Entrepreneur of the Year Award in 1996, sponsored by Dow Jones, NASDAQ, and Ernst & Young.

Paul Green

Paul Green serves as our Vice President of Sales and Marketing. He has an unparalleled track record in launching new companies and products. He was cofounder of Blue Chip Marketing, which invented a brand new category in Pharmaceutical retail sales. He currently manages over 40 rep groups across the country.

Jennifer Loria

Jennifer Loria serves as our Vice President of Corporate Development.  Ms. Loria has a strong background in strategic marketing, brand development, and industry trends. She has over 14 years experience developing and executing strategic marketing plans and programs for both consumer products and service deliverables. Prior to joining Medical Alarm Concepts, Ms. Loria served as Senior Marketing Manager for Buck Consultants, an ACS Company, where she successfully developed and launched a new Buck brand across multiple channels and lines of business.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

EXECUTIVE COMPENSATION

Summary Compensation Table; Compensation of Executive Officers

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period ended June 30, 2008 in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Howard Teicher: CEO and Chairman	2008	3,570	0	0	0	0	0	0	3,570
Ronnie Adams: President, CFO, and Director	2008	3,212	0	0	0	0	0	0	3,212
Paul Green: VP Sales	2008	3,212	0	0	0	0	0	0	3,212
Jennifer Loria, VP Corporate Development	2008	3,212	0	0	0	0	0	0	3,212

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officers named in the Summary Compensation Table through June 30, 2008.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised during the period ending June 30, 2008 by the executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table. There were no awards made to the named executive officers in the last completed fiscal year under any LTIP

 Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

We do not have any employment agreements in place with our officers or directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of April 10, 2008 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)

Common Stock	Howard Teicher 29 Sycamore Avenue Freehold, New Jersey 07728	9,375,000	20.7%

Common Stock	Ronnie Adams 2303 Regatta Circle Norristown, PA 19401	9,375,000	20.7%

Common Stock	Paul Green 44 Peachtree Place Atlanta, GA 30309	3,900,000	8.6%

Common Stock	Jennifer Loria 50 High Ridge Road Pound Ridge, NY 10576	2,000,000	4.4%

Common Stock	All executive officers and directors as a group	24,650,000	54.5%

(1)  Based upon 45,259,400 shares outstanding as of August 25, 2008.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

On June 24, 2008, we issued 30,000,000 founder shares of common stock pursuant to the exemption from registration set forth in section 4(2) of the Securities Act of 1933.  The total purchase price of the Shares was $0.0001.

Item 12A. Disclosure of Commission Position on Indemnification of Securities Act Liabilities.

Our director and officer is indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

MEDICAL ALARMS CONCEPTS HOLDING, INC.

15,259,400 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus Is: August __, 2008

PART II — INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses Of Issuance And Distribution.

Securities and Exchange Commission registration fee	$10
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$2,490
Accounting fees and expenses	$7,500
Legal fees and expense	$15,000
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$25,000

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification Of Our Directors And Officers.

Our directors and officers are indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15. Recent Sales Of Unregistered Securities.

We were incorporated in the State of Nevada in June 2008 and 30,000,000 founder shares were issued for services rendered. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholder had the necessary investment intent as required by Section 4(2) since she agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In June 2008, we sold 15,000,000 shares to 6 individuals at a purchase price of $0.05 per share.
These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholder had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In July 2008, we completed a private placement offering where we sold 234,400 shares of our common stock at a purchase price of $0.25 per share to 40 shareholders.
The Common Stock issued in this offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. §230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in March 2008 were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion of Anslow & Jaclin, LLP
10.1	Share Exchange Agreement between Medical Alarm Concepts Holding, Inc. and Medical Alarm Concepts, LLC
23.1	Consent of Li & Company, PC
23.2	Consent of Counsel, as in Exhibit 5.1

Item 17. Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) The issuer is subject to Rule 430C (ss. 230. 430C of this chapter): Each prospectus filed pursuant to Rule 424(b)(ss. 230. 424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss. 230. 430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Plymouth Meeting, Pennsylvania on August 25, 2008.

MEDICAL ALARM CONCEPTS HOLDING, INC.

By:	/s/Howard Teicher
Howard Teicher
Chairman, Chief Executive Officer